Exhibit 99.1

HYLIION HOLDINGS REPORTS THIRD-QUARTER 2025 FINANCIAL RESULTS

AUSTIN, Texas, November 11, 2025 – Hyliion Holdings Corp. (NYSE American: HYLN) (“Hyliion”), a developer of modular power plant technology, today reported financial results for the third quarter ended September 30, 2025, and provided key updates on the development and commercialization of the KARNO™ generator platform.

Key Business Highlights

•KARNO Power Module achieving the power, reliability, and emissions performance required by initial customers, enabling further customer deployments
•Completed over 100 days of operational testing on a customer unit with no unplanned hardware-related downtime, validating product durability and reliability
•Demonstrated emissions performance exceeding the most stringent local air quality standards
•Received EPA confirmation that the KARNO technology is not federally regulated and will only be subject to local air permitting regulations
•Demonstrated KARNO Power Module fuel flexibility by seamlessly switching between natural gas and propane under load while maintaining stable power output
•Highlighted progression of the U.S. Navy’s autonomous ship program into sea trials, with initial KARNO Core installations expected in 2026 on a multi-megawatt vessel
•Executed non-binding letters of intent representing nearly 500 KARNO Cores since introducing the technology, reflecting strong customer demand across multiple applications
•Engaged in an exploratory effort with a leading nuclear organization to evaluate pairing KARNO Cores with nuclear heat sources for more efficient small modular reactors (SMRs)
•Aligned with a shift driven by NVIDIA toward 800-volt DC architectures for AI data centers, reinforcing the KARNO Power Module’s native 800-volt DC integration advantage
•Recorded third-quarter revenue of $0.8 million and year-to-date revenue of $2.8 million, all from research and development services
•Ended the quarter with $165 million in cash and investments, with year-end 2025 balance expected to be approximately $155 million

Executive Commentary

“This quarter marks a major turning point for Hyliion,” said Thomas Healy, Founder and CEO of Hyliion. “The KARNO Power Module is now meeting our initial customers’ performance requirements, enabling further system deployments in real-world applications. We’ve showcased the product’s reliability, fuel flexibility, and ultra-low emissions, and have received positive regulatory determination from the EPA that will streamline the deployment pathway for our customers.”

Product Performance and Readiness

Hyliion achieved multiple product milestones this quarter, confirming that the KARNO Power Module is now performing at the level required by initial customers. This progress enables the company to further expand customer deployments this year and into 2026 and keeps Hyliion on track for full product commercialization in 2026.

Exhibit 99.1
A key achievement this quarter was the successful completion of over 100 consecutive days of testing on a customer-configured KARNO Power Module with no unplanned hardware-related downtime. While the unit was not operated continuously during the test period, it accumulated extensive runtime across a broad range of load conditions and completed hundreds of start-stop cycles. These results validate the system’s durability, dependable architecture, and low-maintenance design.

Emissions testing by the company also confirmed that the KARNO Power Module can meet or exceed the most stringent local air quality standards, including those set by California’s South Coast Air Quality Management District, without requiring exhaust aftertreatment. In parallel, the U.S. Environmental Protection Agency issued a determination that the KARNO Power Module is not classified as an internal combustion engine under current federal regulations. This designation removes the need for federal engine permitting and allows customers to work directly with local air agencies, significantly simplifying the path to deployment.

The company also demonstrated the KARNO system’s ability to operate seamlessly on multiple fuels. In a recent showcase, a unit switched between natural gas and propane while under load, maintaining stable power output and real-time performance adjustment. This fuel flexibility highlights one of the KARNO Power Module’s key differentiators and broadens its applicability across diverse customer applications and fuel availability scenarios.

Hyliion completed a key milestone in its UL certification program. The KARNO linear electric motor passed all required tests on the first attempt, a result that underscores the maturity and robustness of the system’s engineering design. Remaining system-level testing is proceeding as planned, and full UL certification of the KARNO Power Module is expected to be completed in the coming months.

KARNO Commercial Updates

Since the introduction of the KARNO Power Module, customer interest has continued to build, with Hyliion having executed non-binding letters of intent representing nearly 500 KARNO Cores across a diverse range of applications. These agreements demonstrate growing demand from customers seeking reliable, clean, and fuel-flexible distributed power solutions. Based on current levels of interest, Hyliion anticipates being supply constrained for the years ahead as it scales production capacity to meet customer needs.

The company’s engagement with the U.S. Navy also continues to advance. The first autonomous naval vessel designed to be powered by KARNO systems is now undergoing sea trials, marking a major milestone in the Navy’s program. Initial KARNO installations are planned for 2026 under Hyliion’s ongoing R&D contract. The vessel’s architecture is designed to accommodate multiple megawatts of KARNO power, illustrating both the scalability and strategic relevance of the technology for defense applications where energy security and reliability are mission-critical.

Hyliion has also initiated exploratory work with a leading organization in the SMR sector to evaluate coupling KARNO technology with nuclear power. Since the KARNO system uses heat as its input fuel source, this effort will explore the potential to replace traditional steam turbines in SMR systems with KARNO Power Modules to generate electricity more efficiently. While still in the early stages, this collaboration represents a longer-term opportunity to expand the KARNO Power Module’s applicability within next-generation clean energy infrastructure.

Exhibit 99.1
In the data center sector, Hyliion’s technology is aligned with the industry’s planned transition toward high-voltage, direct-current architectures. NVIDIA recently highlighted this shift toward 800-volt DC systems as a foundational element for future AI data centers seeking higher powered compute, efficiency, and scalability. The KARNO Power Module’s native 800-volt DC output enables direct integration into these next-generation architectures without requiring costly conversion equipment, offering operators improved efficiency, reduced complexity, and lower installation costs.

Financial Highlights and Guidance

Hyliion recorded third-quarter 2025 revenue of $0.8 million from research and development services related to its contract with the Office of Naval Research. Cost of sales was also approximately $0.8 million, resulting in a small gross loss for the quarter. In the same period of 2024, the company recorded no revenue or cost of sales.

Operating expenses for the quarter were $15.3 million, compared to $14.2 million in the third quarter of 2024. The increase was primarily driven by higher research and development spending as the company continued to advance testing and production of KARNO components. Selling, general, and administrative expenses were $5.2 million, down roughly half a million dollars year-over-year due to lower facility and insurance costs, partially offset by a small increase in labor costs. The company reported a third quarter net loss of $13.3 million compared to $11.2 million in the third quarter of 2024.

For the first nine months of 2025, Hyliion recorded $2.8 million in revenue, all from research and development services, with a gross profit of approximately $96 thousand. Operating expenses totaled $50.7 million compared to $47.2 million in the same period last year, primarily due to increased R&D investment, partly offset by lower SG&A and Powertrain Exit and Termination expenses. The company’s year-to-date net loss was $44 million compared to $37.7 million in the prior-year period.

Hyliion ended the quarter with $164.7 million in cash and investments and expects a year-end 2025 balance of approximately $155 million. Year-to-date cash use totaled $55 million, including $22 million of capital expenditures, primarily related to additive printing equipment and facility enhancements. The company continues to forecast total 2025 cash outlays of approximately $65 million net of planned equipment financing.

Full-year 2025 revenue is expected to be approximately $4 million, reflecting timing adjustments for certain early-adopter unit deliveries that have shifted into 2026. Hyliion expects commercialization of the KARNO Power Module to occur in 2026, at which time it will begin recognizing product revenue. The company continues to believe that its current capital position will be sufficient to fund operations through product commercialization.

About Hyliion

Hyliion is committed to creating innovative solutions that enable clean, flexible and affordable electricity production. The Company’s primary focus is to provide modular power plants that can operate on various fuel sources to future-proof against an ever-changing energy economy. Headquartered in Austin, Texas, and with research and development in Cincinnati, Ohio, Hyliion is initially targeting the commercial and waste management industries with locally deployable KARNO Power Module that can offer prime power as well as energy arbitrage opportunities. Beyond stationary power, Hyliion will address mobile applications such as vehicles and marine.

Exhibit 99.1
The KARNO Power Module is a fuel-agnostic solution, enabled by additive manufacturing, that leverages a linear heat generator architecture. The Company aims to offer innovative, yet practical solutions that contribute positively to the environment in the energy economy. For further information, please visit www.hyliion.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; the expected performance of the KARNO generator and system; the execution of the strategic shift from our powertrain business to our KARNO business; our ability to comply with governmental regulations related to defense spending and procurement; the suitability of our products for defense applications; and the other risks and uncertainties described under the heading “Risk Factors” in our SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2025 for the year ended December 31, 2024 and in our subsequently filed Forms 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Contacts

Hyliion Holdings Corp.
press@hyliion.com

Investor Relations
ir@hyliion.com

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Research and development services	$759	$—	$2,763	$—
Total revenues	759	—	2,763	—
Cost of revenues
Research and development services	806	—	2,667	—
Total cost of revenues	806	—	2,667	—
Gross (loss) profit	(47)	—	96	—
Operating expenses
Research and development	10,136	9,462	32,503	25,741
Selling, general and administrative	5,184	5,648	17,228	18,502
Exit and termination (benefits) costs	(70)	(929)	1,007	2,946
Total operating expenses	15,250	14,181	50,738	47,189
Loss from operations	(15,297)	(14,181)	(50,642)	(47,189)
Interest income	1,960	2,979	6,637	9,504
Gain on disposal of assets	—	—	—	3
Other income, net	—	—	—	32
Net loss	$(13,337)	$(11,202)	$(44,005)	$(37,650)

Net loss per share, basic and diluted	$(0.08)	$(0.06)	$(0.25)	$(0.21)

Weighted-average shares outstanding, basic and diluted	175,652,193	173,612,768	175,106,583	175,302,069

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	September 30, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$17,878	$9,227
Accounts receivable	726	1,923
Prepaid expenses and other current assets	4,238	6,401
Short-term investments	87,121	110,918
Assets held for sale	—	2,563
Total current assets	109,963	131,032

Property and equipment, net	41,604	25,920
Operating lease right-of-use assets	3,959	5,431
Other assets	964	1,079
Long-term investments	59,743	99,584
Total assets	$216,233	$263,046

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,052	$5,243
Current portion of operating lease liabilities	2,644	2,426
Accrued expenses and other current liabilities	5,287	6,622
Total current liabilities	9,983	14,291

Operating lease liabilities, net of current portion	2,353	4,366
Other liabilities	41	—
Total liabilities	12,377	18,657

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 186,582,398 and 184,428,472 shares issued at September 30, 2025 and December 31, 2024, respectively; 175,972,328 and 173,818,402 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	19	18
Additional paid-in capital	411,786	408,315
Treasury stock, at cost; 10,610,070 and 10,610,070 shares as of September 30, 2025 and December 31, 2024, respectively	(14,132)	(14,132)
Accumulated deficit	(193,817)	(149,812)
Total stockholders’ equity	203,856	244,389
Total liabilities and stockholders’ equity	$216,233	$263,046

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(44,005)	$(37,650)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,066	2,140
Amortization and accretion of investments, net	(1,258)	(2,489)
Noncash lease expense	1,472	1,291
Gain on disposal of assets, including assets held for sale	(697)	(2,109)
Share-based compensation	4,059	3,541
Carrying value adjustment to assets held for sale	1,590	5,564
Changes in operating assets and liabilities:
Accounts receivable	1,200	(580)
Prepaid expenses and other assets	2,474	(5,215)
Accounts payable	457	(2,655)
Accrued expenses and other liabilities	(2,254)	(4,018)
Operating lease liabilities	(1,795)	(1,111)
Net cash used in operating activities	(34,691)	(43,291)

Cash flows from investing activities
Purchase of property and equipment	(22,003)	(10,548)
Proceeds from sale of property and equipment	1,192	4,110
Receipt of security deposit	41	—
Purchase of investments	(36,326)	(55,383)
Proceeds from sale and maturity of investments	101,026	126,686
Net cash provided by investing activities	43,930	64,865

Cash flows from financing activities
Proceeds from exercise of common stock options	—	67
Taxes paid related to net share settlement of equity awards	(588)	(393)
Repurchase of treasury stock	—	(13,982)
Net cash used in financing activities	(588)	(14,308)

Net increase in cash and cash equivalents and restricted cash	8,651	7,266
Cash and cash equivalents and restricted cash, beginning of period	9,892	21,464
Cash and cash equivalents and restricted cash, end of period	$18,543	$28,730